Exhibit 10.26

THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 3, 2016
This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is by and among MERIT MEDICAL SYSTEMS, INC., a Utah corporation (the “Borrower”), certain subsidiaries of the Borrower party hereto (the “Subsidiary Guarantors”), the lenders who are party to this Amendment (the “Consenting Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS
WHEREAS, the Borrower, the lenders party thereto (the “Lenders”), and the Administrative Agent entered into that certain Amended and Restated Credit Agreement dated as of December 19, 2012 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of October 4, 2013, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of September 18, 2014, as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as specifically set forth herein and, subject to the terms of this Amendment, the Administrative Agent and the Consenting Lenders have agreed to grant such request of the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Capitalized Terms. All capitalized terms not otherwise defined in this Amendment (including without limitation in the introductory paragraph and the Preliminary Statements hereto) shall have the meanings as specified in the Credit Agreement.

Section 2.Amendments to Credit Agreement. Subject to and in accordance with the terms and conditions set forth herein, the Administrative Agent and each of the Consenting Lenders hereby agrees as follows:

(a)Section 1.1 of the Credit Agreement is hereby amended by:

(i)inserting the following new definitions in appropriate alphabetical order:

(A)    ““HeRO Acquisition” means the acquisition by the Borrower of the “Acquired Assets”, as defined in the HeRO Acquisition Agreement, including, without limitation, the business with respect to the medical device known as the HeRO Graft and related products, as described in greater detail on Exhibit A to the HeRO Acquisition Agreement.”
(B)    ““HeRO Acquisition Agreement” means that certain Asset Purchase Agreement (including all schedules and exhibits thereto), dated as of February 3, 2016, by and between the Borrower, as buyer, and CryoLife, Inc., a Florida corporation, as seller, as amended, restated, supplemented or otherwise modified.”
(C)    ““Third Amendment Effective Date” means February 3, 2016.”
(ii)amending the definition of “Capital Expenditures” by deleting the parenthetical “(excluding any Permitted Acquisition and the Datascope Acquisition)” and replacing such parenthetical with “(excluding any Permitted Acquisition, the Datascope Acquisition and the HeRO Acquisition)”.

(iii)amending the definition of “Consolidated EBITDA” by deleting clause (b)(vii) of such definition in its entirety and replacing it with the following:

“(vii) Transaction Costs during such period in connection with any Permitted Acquisition (other than the Thomas Acquisition), the Datascope Acquisition and the HeRO Acquisition (provided that the aggregate amount of such Transaction Costs added pursuant to this clause (vii) shall not exceed $25,000,000 during the term of this Agreement),”
(iv)amending the definition of “Excess Cash Flow” by deleting clause (b)(i) in its entirety and replacing it with the following:
“(i) the aggregate amount of (A) cash actually paid by the Borrower and its Subsidiaries during such Fiscal Year on account of Capital Expenditures, Permitted Acquisitions, the Datascope Acquisition and the HeRO Acquisition (other than any amounts that were committed during a prior Fiscal Year to the extent such amounts reduced Excess Cash Flow in such prior Fiscal Year per clause (b)(i)(B) below), (B) cash committed during such Fiscal Year to be used to make Capital Expenditures, Permitted Acquisitions, the Datascope Acquisition or the HeRO Acquisition which, in each case, have been actually made or consummated or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such Fiscal Year and (C) of Investments pursuant to Section 11.3(h) made during such Fiscal Year or committed during such Fiscal Year to be made and for which a binding agreement exists as of the time of determination of Excess Cash Flow for Fiscal Year (in each case under this clause (i) other than to the extent any such Capital Expenditure, Permitted Acquisition, the Datascope Acquisition or the HeRO Acquisition or other Investment is made or is expected to be made with the proceeds of Indebtedness, any Equity Issuance, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA),”
(v)amending the definition of “Pro Forma Basis” by deleting clause (a)(ii) of such definition in its entirety and replacing it with the following:
“(ii) in the case of a Permitted Acquisition, the Datascope Acquisition and the HeRO Acquisition, shall be included,”.
(vi)amending the definition of “Revolving Credit Commitment” by deleting the last sentence of such definition in its entirety and replacing it with the following:

“The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders on the Third Amendment Effective Date shall be $225,000,000.”
(vii)amending the definition of “Specified Transactions” by deleting such definition in its entirety and replacing it with the following:

““Specified Transactions” means (a) any disposition of all or substantially all of the assets or Capital Stock of any Subsidiary of the Borrower or any division, business unit, product line or line of business, (b) any Permitted Acquisition, (c) any incurrence of Indebtedness, (d) the classification of any asset, business unit, division or line of business as a discontinued operation, (e) the Transactions (other than the Thomas Acquisition), (f) the Datascope Acquisition and (g) the HeRO Acquisition.”
(viii)amending the definition of “Swingline Commitment” by deleting such definition in its entirety and replacing it with the following:

““Swingline Commitment” means the lesser of (a) $225,000,000 and (b) the Revolving Credit Commitment.”
(ix)amending the definition of “Transaction Costs” by deleting such definition in its entirety and replacing it with the following:

““Transaction Costs” means (a) all transaction fees, charges and other amounts related to the Transactions, any Permitted Acquisition and, solely with respect to clause (b)(vii) of the definition of “Consolidated EBITDA”, the Datascope Acquisition and the HeRO Acquisition (including, without limitation, any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith and any amounts payable pursuant to the Fee Letter) and (b) severance costs in connection with any Permitted Acquisition (including the Thomas

Acquisition) and, solely with respect to clause (b)(vii) of the definition of “Consolidated EBITDA”, the Datascope Acquisition and the HeRO Acquisition, in each case consummated on or after the Closing Date, in each case, to the extent such transaction fees have been approved by the Administrative Agent.”
(b)Section 2.5(b) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with “Intentionally Deleted.”

(c)Section 7.24 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“SECTION 7.24 Investment Bankers’ and Similar Fees. No Credit Party has any obligation to any Person in respect of any finders’, brokers’, investment banking or other similar fee in connection with any of the Transactions, the Datascope Acquisition or the HeRO Acquisition.”
(d)Section 9.12(b) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(b)    Revolving Credit Loans, Swingline Loans or any Letter of Credit. The Borrower shall use the proceeds of the Revolving Credit Loans, Swingline Loans or any Letter of Credit (i) to finance a portion of the consideration payable in connection with the consummation of the transactions contemplated pursuant to the Thomas Purchase Agreement, (ii) to finance a portion of the consideration payable in connection with the consummation of the transactions contemplated pursuant to the Datascope Acquisition Agreement, (iii) to finance a portion of the consideration payable in connection with the consummation of the transactions contemplated pursuant to the HeRO Acquisition Agreement, (iv) to refinance certain Indebtedness of the Borrower and its Subsidiaries (after giving effect to the Thomas Acquisition, the Datascope Acquisition and the HeRO Acquisition), including, without limitation, the Existing Credit Agreement and (v) for working capital and general corporate purposes of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the Transactions, the Datascope Acquisition, the Pearland Sale‑Leaseback, the Endotek Sale, the HeRO Acquisition and this Agreement.”
(e)Section 10.1 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“SECTION 10.1    Consolidated Total Leverage Ratio. As of any fiscal quarter end, permit the Consolidated Total Leverage Ratio to be greater than 3.25 to 1.00.”
(f)Section 11.3 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of subsection “(h)”, (ii) re-numbering the existing subsection “(i)” as subsection “(j)” and (iii) inserting the following new subsection (i) therein:
“(i)    the HeRO Acquisition; and”
Section 3.Conditions of Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)Executed Amendment. The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, each other Credit Party, the Administrative Agent and the Lenders;

(b)Officer’s Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, from a Responsible Officer (solely in its capacity as a Responsible Officer) of the Borrower certifying that (i) since December 31, 2015, there has not occurred a Material Adverse Effect, (ii) the conditions set forth in Section 3 of this Amendment have been satisfied and (iii) the representations and warranties contained in Section 4 of this Amendment are true and correct;

(c)Certificates of Secretary and Organizational Documents. The Borrower shall have delivered to the Administrative Agent, with respect to each Credit Party, a certificate of a Responsible Officer of each such Credit Party certifying that attached thereto is a true, correct and complete copy of:

(A)  (1) articles or certificate of incorporation or formation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation and (2) the bylaws or other governing document of such Credit Party as in effect on the Third Amendment Effective Date or, in each case, that no changes have been made to the articles or certificate of incorporation or formation and/or bylaws or other governing document, as applicable, since the same was delivered pursuant to Section 6.1(b)(ii) of the Credit Agreement;
(B)     resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Amendment; and
(C)     certificates as of a recent date of the good standing of each such Credit Party under the laws of its jurisdiction of incorporation or formation and, to the extent requested by the Administrative Agent, each other jurisdiction where such Credit Party is qualified to do business;
(d)Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, this Amendment and the transactions contemplated hereby and such other matters as the Lenders shall request;

(e)Collateral.

(i)Filings and Recordings. The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in all assets acquired pursuant to the HeRO Acquisition, including, without limitation, all intellectual property acquired pursuant to the HeRO Acquisition, and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Permitted Liens);

(ii)Lien Searches. The Administrative Agent shall have received the results of a Lien search (including a search as to intellectual property matters), in form and substance reasonably satisfactory thereto, made against the assets acquired pursuant to the HeRO Acquisition under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all such assets, indicating among other things that each such asset is free and clear of any Lien (except for Permitted Liens); and

(iii)Lien Releases. To the extent that the results of any Lien search described in clause (ii) above identify any Lien (except for any Permitted Lien) on any assets acquired pursuant to the HeRO Acquisition, the Administrative Agent shall have received all filings and recordations necessary to evidence that such Lien has been discharged and released

(f)HeRO Acquisition.

(i)The Administrative Agent shall have received a true, correct and fully executed copy of the HeRO Acquisition Agreement, together with all of the exhibits, schedules and annexes thereto, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent;

(ii)The HeRO Acquisition shall be consummated in accordance with the HeRO Acquisition Agreement without giving effect to any amendments, modifications or waivers thereof that are materially adverse to the interests of the Lenders (as reasonably determined by the Administrative Agent), unless approved by the Administrative Agent; and

(iii)The aggregate purchase price for the HeRO Acquisition shall not exceed $18,500,000;
(g)Governmental and Third Party Approvals. The Credit Parties shall have received all governmental, shareholder and third party consents and approvals necessary in connection with this Amendment and the transactions contemplated hereby and all such governmental, shareholder and third party consents and approvals shall be in full force and effect;

(h)PATRIOT Act. To the extent requested by the Administrative Agent, the Borrower and each of the other Credit Parties shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the Act, applicable “know your customer” and anti-money laundering rules and regulations; and

(i)Payment of Fees. The Borrower shall have paid (i) $91,750 in Upfront Commitment Fees, (ii) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Third Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) and (iii) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

Section 4.Representations and Warranties. The Borrower and each other Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)both before and after giving effect to this Amendment, the HeRO Acquisition and any Indebtedness incurred in connection herewith or therewith, each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true, correct and complete in all material respects as of the date hereof, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true, correct and complete as of such earlier date; provided, that any representation or warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true, correct and complete in all respects as of the date hereof;

(b)except to the extent a Default or Event of Default may have occurred under Section 12.1(d) of the Credit Agreement as a result of any breach of Section 10.1 of the Credit Agreement prior to giving effect to this Amendment, no Default or Event of Default has occurred or is continuing both before and after giving effect to this Amendment, the HeRO Acquisition and any Indebtedness incurred in connection herewith or therewith;

(c)it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each of the other documents executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and

(d)this Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of the Borrower and each other Credit Party, and each such document constitutes the legal, valid and binding obligation of the Borrower and each other Credit Party, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

Section 5.Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly provided herein, this Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any of its Subsidiaries or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower or any of its Subsidiaries, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

Section 6.Acknowledgement and Reaffirmation. The Borrower and each other Credit Party (a) agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, the Credit Agreement, the Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party, (b) confirms and reaffirms its obligations under the Credit Agreement, the Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party and (c) agrees that the Credit Agreement, the Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party remain in full force and effect and are hereby reaffirmed.

Section 7.Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

Section 8.Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9.Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

Section 10.Entire Agreement. This Amendment and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lender, the Swingline Lender and/or the Arranger, constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 11.Nature of Agreement. For purposes of determining withholding Taxes imposed under FATCA from and after the effective date of this Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement (as amended by this Amendment) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MERIT MEDICAL SYSTEMS, INC., as Borrower

By:      /s/ Fred Lampropoulos
Name:     Fred Lampropoulos
Title:     President

MERIT HOLDINGS, INC., as Subsidiary Guarantor

By:      /s/ Fred Lampropoulos
Name:     Fred Lampropoulos
Title:     President

MERIT SENSOR SYSTEMS, INC., as Subsidiary Guarantor

By:      /s/ Fred Lampropoulos
Name:     Fred Lampropoulos
Title:     President

MERIT SERVICES, INC., as Subsidiary Guarantor

By:      /s/ Fred Lampropoulos
Name:     Fred Lampropoulos

Title:     President

BIOSPHERE MEDICAL, INC., as Subsidiary Guarantor

By:      /s/ Fred Lampropoulos
Name:     Fred Lampropoulos
Title:     President

BSMD VENTURES, INC., as Subsidiary Guarantor

By:      /s/ Fred Lampropoulos
Name:     Fred Lampropoulos
Title:     President

BIOSPHERE MEDICAL JAPAN, INC., as Subsidiary Guarantor

By:      /s/ Fred Lampropoulos
Name:     Fred Lampropoulos
Title:     President

THOMAS MEDICAL PRODUCTS, INC., as Subsidiary Guarantor

By:      /s/ Fred Lampropoulos
Name:     Fred Lampropoulos
Title:     President

ADMINISTRATIVE AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By: /s/ Jared Myers
Name: Jared Myres
Title: Vice President